Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 27, 2015, by and between Richard H. Kreger (the “Standby Purchaser”), and Chanticleer Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company offered up to $10.0 million by distributing, at no charge, to holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on September 4, 2015, the record date set by the Board of Directors of the Company (the “Board”), non-transferable rights (the “Rights”) to subscribe for and purchase shares of the Company’s Common Stock;

WHEREAS, the Rights Offering was made pursuant to the registration statement on Form S-3 (Registration Statement No. 333-203679), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 27, 2015, amended May 27, 2015 and declared effective by the Commission on June 9, 2015 (the registration statement, as amended, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement dated September 8, 2015 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”);

WHEREAS, each Right entitled the holder to subscribe for and purchase (the “Basic Subscription Right”) one share of Common Stock at a price of $1.35 per share (the “Subscription Price”), and each holder of Rights who exercises in full his, her or its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock, to the extent they are available, at the Subscription Price (the “Over-Subscription Right”), during the subscription period from Tuesday, September 8, 2015, through 5:00 p.m., Eastern time, on Friday, September 18, 2015, which Subscription Period was subsequently extended to 5:00 p.m., Eastern time, on Tuesday, September 22, 2015 (the “Subscription Period”);

WHEREAS, the Rights Offering was not fully subscribed;

WHEREAS, Source Capital Group, Inc. is the dealer-manager (“Dealer-Manager”) of the Rights Offering and shall receive a fee of 6% of the gross proceeds to the Company pursuant to the Rights Offering and any standby agreement consummated thereafter and a non-accountable expense allowance of 2% of the gross proceeds of the Rights Offering and any standby agreement consummated thereafter (collectively referred to hereain as “Dealer-Manager Fees”); and

WHEREAS, the Company is offering to the Standby Purchaser the opportunity to purchase (the “Standby Offering”), at the Subscription Price and subject to the terms and conditions of this Agreement, shares of Common Stock that were not issued in the Rights Offering pursuant to the stockholders’ exercise of their Basic Subscription Rights and Over-Subscription Rights (the “Unsubscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1. Standby Purchase Commitment.

(a) Standby Purchase Commitment. Subject to the terms and conditions of this Agreement, the Standby Purchaser hereby agrees, following the expiration of the Subscription Period, to purchase from the Company in the Standby Offering, 414,800 Unsubscribed Shares, at the Subscription Price (the “Commitment Shares”). Prior to the Closing date, the Standby Purchaser shall deliver the aggregate Subscription Price for the Commitment Shares to the Subscription Agent for delivery to the Company on the Closing Date (defined below), subject to the terms and conditions of this Agreement, and the Company shall provide the Subscription Agent with irrevocable instructions to issue the Commitment Shares to the Standby Purchaser on the Closing Date, subject to the terms and conditions of this Agreement.

(b) Closing. The closing of the purchase and sale of the Commitment Shares (the “Closing”) shall take place on or before 5 P.M. Eastern time on September 30, 2015 or such date as may be determined by the parties hereto (the “Closing Date”). At the Closing, the Subscription Agent shall cause to be issued the Commitment Shares via DTC Fast or DWAC to the Standby Purchaser’s brokerage account at Source Capital Group, Inc. in the name of the Standby Purchaser or its nominee, shall deliver to the Dealer-Manaer the Dealer-Manager Fee via wire transfer and shall deliver to the Company, the aggregate Subscription Price for the Commitment Shares less the Dealer-Manager Fee via wire transfer.

(c) Cancellation and Termination. At any time before the Closing Date, the Company may in its sole discretion cancel or terminate the Rights Offering and/or the Standby Offering, in which case it will give notice in writing to the Standby Purchaser, who shall have no further obligations hereunder.

Section 2. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a) Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Standby Purchaser. This Agreement is valid, binding and enforceable against the Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Information; Knowledge of Business; Financial Capacity. The Standby Purchaser is familiar with the business in which the Company is engaged. The Standby Purchaser has knowledge and experience in financial and business matters, is familiar with the investments such as the Common Stock, is fully aware of the risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, before executing this Agreement, he had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company. The Standby Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has adequate capital and means of providing for current needs to sustain a complete loss of his investment in the Company.

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(c) Availability of Funds. The Standby Purchaser has and will have available sufficient funds to purchase the Commitment Shares as and when required hereunder.

(d) Investment Intent. The Standby Purchaser is acquiring the Commitment Shares for his own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares.

(e) No Manipulation or Stabilization of Price; Regulation M Compliance. The Standby Purchaser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and the Standby Purchaser is not aware of any such action taken or to be taken by any person. Without limiting the generality of the foregoing, the Standby Purchaser has not and will not bid for, purchase, or, pay any compensation for soliciting purchases of, any securities of the Company, or pay or agree to pay to any person any compensation for soliciting another to purchase any securities of the Company, in each case in violation of Regulation M under the Exchange Act.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:

(a) Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Due Authorization and Issuance of Shares. All of the shares of Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance before the Closing, and, when issued and paid for pursuant to the terms of this Agreement and, as applicable, as set forth in the prospectus supplement to be filed by the Company with the Commission in connection with the Rights Offering (together with the base prospectus, the “Prospectus”), will be validly issued, fully paid and nonassessable, and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation (the “Charter”), the Company’s By-laws (the “By-laws”), or any material agreement or instrument to which the Company is a party or by which it is bound.

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(d) No Conflicts. The Company is not in violation of its Charter or By-laws or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default would reasonably be expected to have a material adverse effect on the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party, which lien, charge or encumbrance would reasonably be expected to have a material adverse effect on the Company, or (ii) result in a violation of the Charter or By-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property, except as would reasonably be expected to have a material adverse effect on the Company. Except as may be required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

Section 4. Conditions to Closing.

(a) Conditions to the Parties’ Obligations. The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i) the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus; and

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the transactions contemplated by this Agreement.

(b) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i) the representations and warranties of the Standby Purchaser in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii) the Standby Purchaser shall have performed all of his obligations hereunder.

(c) Conditions to the Standby Purchaser’s Obligations. The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering and the Standby Offering are subject to the fulfillment or waiver, before or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date;

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(ii) the Company shall have performed all of its obligations hereunder;

(iii) all of the officers and directors of the Company shall have executed and delivered a Lock-Up Agreement restricting the sale or other disposition of their shares of Common Stock for six months following the end of the Subscription Period; and

(iv) there shall have been no material adverse change in the business, properties or financial condition of the Company after the date of this Agreement.

Section 5. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 6. Covenants.

(a) SEC Filings. The Company agrees to advise the Standby Purchaser, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement relating to the Rights Offering (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information about the Standby Purchaser. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by the Standby Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Confidentiality. The Standby Purchaser acknowledges that the information received by it pursuant to this Agreement is confidential and for its use only. The Standby Purchaser will not use such information in violation of applicable law or disclose or disseminate any such information, including any information with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by applicable law or applicable stock market regulations, in which case the Standby Purchaser shall consult in advance with respect to such disclosure with the Company to the extent reasonably practicable.

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Section 7. Termination.

(a) By the Standby Purchaser. The Standby Purchaser may terminate this Agreement, (i) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Company.

(b) By the Company. The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering and/or the Standby Offering, (ii) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if the Standby Purchaser breaches his obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Standby Purchaser.

(c) Effect of Termination. The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to this Section 7 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Standby Purchaser.

Section 8. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (c) on the first business day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

Attn: Mr. Michael D. Pruitt, Chairman/CEO

With a copy (which shall not constitute notice to the Company) to:

Libertas Law Group, Inc.

280 S. Beverly Drive, Suite 204

Beverly Hills, California 90212

Attn: Ruba Qashu, Esq.

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If to the Standby Purchaser:

Mr. Richard H. Kreger

c/o Source Capital Group, Inc.

276 Post Road West

Westport, Connecticut 06880

With a copy (which shall not constitute notice to the Standby Purchaser) to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attn: Spencer G. Feldman, Esq.

; or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

Section 9. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Standby Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10. Indemnification. To the fullest extent permitted by law, the Company hereby agrees to indemnify and hold harmless the Standby Purchaser from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof arising out of or based upon information relating to the Standby Purchaser furnished in writing to the Company by the Standby Purchaser expressly for use therein.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 12. Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchaser.

Section 13. Severability. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected.

Section 14. Miscellaneous.

(a) Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

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(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d) Neither party shall assign this Agreement or any of its rights hereunder without the other party’s prior written consent.

(e) Each party to this Agreement shall pay its own costs and expenses (including attorney fees) incurred in connection with the Rights Offering, the Standby Offering and the other transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Standby Purchaser has executed this Agreement on and as of the date first set forth above.

STANDBY PURCHASER:

/s/ Richard H. Kreger
Richard H. Kreger

ACCEPTED AND AGREED:

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chairman/CEO

[Signature Page to Standby Purchase Agreement]